Exhibit 10.35

AGREEMENT REGARDING BBD2 MASTER LEASE
THIS AGREEMENT REGARDING BBD2 MASTER LEASE (this "Agreement") is made and entered into this 26th day of October, 2006 by and between FIRST STATES INVESTORS 5200, LLC, a Delaware limited liability company ("First States") and BANK OF AMERICA, N.A., a national banking association ("Bank of America"). Except as specifically defined in this Agreement, capitalized terms shall have the same meaning given to such term in the Lease (as defined below).
BACKGROUND
A.First States and Bank of America are parties to a certain Master Lease Agreement dated October 1, 2004, as amended by a certain First Amendment to Master Lease Agreement dated February 28, 2005, and as further amended by a certain Second Amendment to Master Lease Agreement dated September 1, 2005 (collectively, the "Lease"), pursuant to which First States leased to Bank of America and Bank of America leased from First States certain premises located at multiple properties including, without limitation (i) approximately 115,664 square feet of Net Rentable Area in the building located at 300 North Wakefield Drive, Newark, Delaware ("Wakefield Premises"), and (ii) approximately 97,123 square feet of Net Rentable Area in the building located at 550 Blair Mill Road, Horsham, Pennsylvania ("Horsham Premises"), all as is more fully described in the Lease.
B.Pursuant to Section 11.4 of the Lease, Bank of America has the right to exercise Early Termination Rights to terminate Premises containing up to 400,000 square feet of Net Rentable Area ("Early Termination Space") at any time after the expiration of the Second Lease Year (but prior to the expiration of the Initial Term) which Early Termination Rights are subject to (i) the payment of an Early Termination Fee and (ii) the limitation that only 200,000 square feet of such Early Termination Space may be terminated prior to the expiration of the third (3rd) Lease Year.
C.Pursuant to a BDII Contraction Rights Exercise Notice dated July 31, 2006, Bank of America intended to exercise Early Termination Rights to terminate (i) 200,000 square feet of Net Rentable Area during the third (3rd) Lease Year and (ii) 2,795 square feet of Net Rentable Area during the fourth (4th) Lease Year as follows (a) the entire Wakefield Premises effective as of November 30, 2006, (b) 84,336 square feet of Net Rentable Area located at the Horsham Premises effective as of November 30, 2006, and (c) 2,795 square feet of Net Rentable Area located at the Horsham Premises effective as of September 30, 2007.
D.Pursuant to letter dated August 10, 2006 ("Contraction Rights Rejection Notice"), First States rejected the BDII Contraction Rights Exercise Notice because First States did not agree that the BDII Contraction Rights Exercise Notice complied with the terms of Section 11.2 of the Lease.
E.Certain agreements have been reached between First States and Bank of America with respect to Early Termination Rights at the Wakefield Premises and the Horsham Premises,

and First States and Bank of America desire to enter into this Agreement to document such agreements.
AGREEMENT
NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein, Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, First States and Bank of America hereby agree as follows:
1.Notices. The BDII Contraction Rights Exercise Notice and the Contraction Rights Rejection Notice are null and void and of no further force or effect.
2.Wakefield Premises. Notwithstanding anything contained in the Lease to the contrary:
(i)Bank of America hereby exercises Early Termination Rights to terminate the entire Wakefield Premises ("Wakefield Early Termination Space") on the Wakefield Contraction Premises Surrender Date (as defined below), and First States hereby accepts the exercise of such Early Termination Rights.
(ii)The Contraction Premises Surrender Date for the Wakefield Early Termination Space is 5:00 p.m. on December 31,2006 ("Wakefield Contraction Premises Surrender Date").
(iii)Bank of America hereby covenants and agrees that Bank of America shall vacate and surrender the Wakefield Early Termination Space on or before the Wakefield Contraction Premises Surrender Date in the condition required pursuant to the terms of the Lease, including, without limitation, the completion of any Demising Work necessary as a result thereof.
(iv)Bank of America shall pay all Rent (including, without limitation, Annual Basic Rent and Additional Rent) that would be due and payable under the Lease for the Wakefield Early Termination Space (if such space was not so terminated) up to and including April 30, 2007 ("Remaining Wakefield Rent"). First States and Bank of America agree that the Remaining Wakefield Rent is as set forth on Exhibit "A" attached hereto. Bank of America shall have the right, at its option, to pay the Remaining Wakefield Rent in one lump sum on or before January 1, 2007.
(v)The Early Termination Fee for the Wakefield Early Termination Space is $661,108.11, which Early Termination Fee shall be paid by Bank of America to First States within fifteen (15) days of the date hereof.
(vi)In the event Bank of America shall fail to vacate and surrender the entire Wakefield Early Termination Space in the condition required pursuant to the terms of the Lease on or before the Wakefield Contraction Premises Surrender Date, then promptly after the date Bank of America surrenders the Wakefield Early Termination Space in such condition, (a) the Early Termination Fee shall be recalculated using the actual Contraction Premises Surrender Date for the Wakefield Early Termination Space and Bank of America shall pay to First States any additional Early Termination Fee resulting therefrom, and (b) Bank of America shall pay to First States per diem Rent (including Annual Basic Rent and Additional Rent) for each day after the Wakefield Contraction Premises Surrender Date for which Bank of America fails to surrender to First States the Wakefield Early Termination Space in the condition required pursuant to the terms of the Lease.' First States and Bank of America agree that the per diem Rent is as set forth on Exhibit "A" attached hereto.
3.Horsham Premises. Notwithstanding anything contained in the Lease to the contrary:
(i)Bank of America hereby exercises Early Termination Rights to terminate approximately 87,131 square feet of Net Rentable Area located at the Horsham Premises ("Horsham Early Termination Space") on the Horsham Contraction Premises Surrender Date (as defined below), and First States hereby accepts the exercise of such Early Termination Rights. The Horsham Early Termination Space is shown more particularly on Exhibit "B" attached hereto.
(ii)The Contraction Premises Surrender Date for the Horsham Early Termination Space is 5:00 p.m. on December 31,2006 ("Horsham Contraction Premises Surrender Date").
(iii)Bank of America hereby covenants and agrees that Bank of America shall vacate and surrender the Horsham Early Termination Space on or before the Horsham Contraction Premises Surrender Date in the condition required pursuant to the terms of the Lease, including, without limitation, the completion of any Demising Work necessary as a result thereof.
(iv)Bank of America shall pay all Rent (including, without limitation, Annual Basic Rent and Additional Rent) that would be due and payable under the Lease for the Horsham Early Termination Space (if such space was not so terminated) up to and including April 30, 2007 ("Remaining Horsham Rent"). First States and Bank of America agree that the Remaining Horsham Rent is as set forth on Exhibit "C" attached hereto. Bank of America shall have the right, at its' option, to pay the Remaining Horsham Rent in one lump sum on or before January 1, 2007.
(v)The Early Termination Fee for the Horsham Early Termination Space is $467,398.34, which Early Termination Fee shall be paid by Bank of America to First States within fifteen (15) days of the date hereof.
(vi)In the event Bank of America shall fail to vacate and surrender the entire Horsham Early Termination Space in the condition required pursuant to the terms of the Lease on or before the Horsham Contraction Premises Surrender Date, then promptly after the date Bank of America surrenders the Horsham Early Termination Space in such condition, (a) the Early Termination Fee shall be recalculated using the actual Contraction Premises Surrender Date for the Horsham Early Termination Space and Bank of America shall pay to First States any additional Early Termination Fee resulting therefrom, and (b) Bank of America shall pay to First States per diem Rent (including Annual Basic Rent and Additional Rent) for each day after the Horsham Contraction Premises Surrender Date for which Bank of America fails to surrender to First States the Horsham Early Termination Space in the condition required pursuant to the terms of the Lease and this Agreement. First States and Bank of America agree that the per diem Rent is as set forth on Exhibit "C" attached hereto.
4.Remaining Early Termination Rights. First States and Bank of America acknowledge and agree that the Early Termination Rights remaining after the date hereof are 197,205 square feet of Net Rentable Area, and that Bank of America may not exercise such Early Termination Rights until after the expiration of the third Lease Year all as set forth in Section 11.4 of the Lease.
5.Entire Agreement. This Agreement sets forth all covenants, agreements and understandings between First States and Bank of America with respect to the subject matter hereof, and there are no other covenants, conditions or understandings, either written or oral, between the parties hereto except as set forth in this Agreement.
6.Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
7.Counterparts. This Agreement may be executed in multiple counterparts, and each counterpart when fully executed and delivered shall constitute an original instrument, and all such multiple counterparts shall constitute but one and the same instrument.
[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, First States and Bank of America cause this Agreement Regarding BBD2 Master Lease to be duly executed as of the date and year first above written.

FIRE STATES INVESTORS 5200, LLC, a Delaware
limited liability company

By: /s/Glenn Blumenthal
Glenn Blumenthal
Vice President

BANK OF AMERICA, N.A., a national banking
association

By: /s/ David Stuyvenberg
Name: David Stuyvenberg
Title: Senior Vice President

EXHIBIT A
REMAINING WAKEFIELD RENT

MONTH	SUITE 100	SUITE 200
October-06	$80,590.20	$90,971.57
November-06	$80,590.20	$90,971.57
December-06	$80,590.20	$90,971.57
January-07	$80,590.20	$90,971.57
February-07	$80,590.20	$90,971.57
March-07	$80,590.20	$90,971.57
Apri1-07	$80,590.20	$90,971.57
TOTAL	$564,131.40	$636,800.99
PER DIEM RENT RATE	$2,649.54	$2,990.85
GRAND TOTAL	$1,200,932.39

EXHIBIT B
HORSHAM EARLY TERMINATION SPACE

- Horsham Early Termination Space
- Horsham Retained Space

This drawing is not a reflection of true "as built" conditions and should not be used as a construction document. Drawings are mostly limited to core, shell, and tenant demising wall locations and dimensions. Exterior and interior wall thicknesses are estimated.

Gensler
300 2nd St. N. - Suite 403
La Crosse WI 54601

HATCH LEGEND

- FLOOR COMMON
- BUILDING COMMON
- CORE
- BANK OF AMERICA (Leased)
- A VACANT
- B VACANT
- 3RD PARTY TENANT

BOMA AREA CALCULATIONS

FLOOR GROSS	97,123 SQ. FT.
FLOOR CORE	0 SQ. FT.
FLOOR USABLE	93,355 SQ. FT.
FLOOR RENTABLE	97,123 SQ. FT.
FLOOR COMMON	3,768 SQ. FT.
BUILDING COMMON	0 SQ. FT.
B OF A USABLE	93,355 SQ. FT.
B OF A RENTABLE	97,123 SQ. FT.
A VACANT USABLE	0 SQ. FT.
A VACANT RENTABLE	0 SQ. FT.
B VACANT USABLE	0 SQ. FT.
B VACANT RENTABLE	0 SQ. FT.
3RD PARTY USABLE	0 SQ. FT.
3RD PARTY RENTABLE	0 SQ. FT.

Exhibit B-1-Ab

AMERICAN FINANCIAL REALTY TRUST

FLOOR AREA MEASUREMENTS

Blair Mill Rd

550 Blair Mill Rd
Horsham PA

Property ID: PABLAM030

Not To Scale
Date 12/29/2004

01

EXHIBITC
REMAINING HORSHAM RENT

MONTH	SUITE 100
October-06	$153,550.21
November-06	$153,550.21
December-06	$153,550.21
January-07	$153,550.21
February-07	$153,550.21
March-07	$153,550.21
Apri1-07	$153,550.21
PER DIEM RENT RATE	$5,048.23
TOTAL	$1,074,851.47